Exhibit 5.1

Renaissance One
Two North Central Avenue
Phoenix, Arizona 85004-2391
602.229.5200
Fax 602.229.5690
www.quarles.com
October 2, 2006
OrthoLogic Corp.
1275 West Washington Street
Tempe, Arizona 85281
Ladies and Gentlemen:
     We are providing this opinion in connection with the Registration Statement of OrthoLogic Corp. (the “Company”) on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     The Registration Statement relates to the offer and resale by PharmaBio Development Inc. doing business as NovaQuest (“NovaQuest”) in accordance with the Common Stock and Warrant Purchase Agreement dated February 24, 2006 (the “Purchase Agreement”) between NovaQuest and the Company (the “Parties”) of up to an aggregate of 1,666,660 shares of the Company’s common stock, par value $.0005 per share (together with the preferred stock purchase rights attached thereto) (the “Common Stock”), covered by the Registration Statement which may be issued from time to time on a delayed basis pursuant to Rule 415 under the Act. Such shares consist of: (i) 1,262,531 shares of Common Stock, which have been issued to NovaQuest pursuant to the Purchase Agreement (the “Issued Shares”); (ii) 46,706 shares of Common Stock issuable upon exercise of a Class A Warrant Agreement dated February 24, 2006 (the “Class A Warrant Agreement”) between the Parties (the “Class A Warrant Shares”); (iii) 80,000 shares of Common Stock issuable upon exercise of an Amended and Restated Class B Warrant Agreement dated February 24, 2006, and amended and restated as of June 30, 2006 (the “Class B Warrant Agreement”) between the Parties (the “Class B Warrant Shares”); (iv) 80,000 shares of Common Stock issuable upon exercise of an Amended and Restated Class C Warrant Agreement dated February 24, 2006, and amended and restated as of June 30, 2006 (the “Class C Warrant Agreement”) between the Parties (the “Class C Warrant Shares”); (v) 80,000 shares of Common Stock issuable upon exercise of an Amended and Restated Class D Warrant Agreement dated February 24, 2006, and amended and restated as of June 30, 2006 (the “Class D Warrant Agreement”) between the Parties (the “Class D Warrant Shares”); and (vi) 117,423 shares of Common Stock issuable upon exercise of an Additional Class A Warrant Agreement dated June

OrthoLogic Corp.
October 2, 2006

30, 2006 (the “Additional Class A Warrant Agreement”) between the Parties (the “Additional Class A Warrant Shares”), which have been issued pursuant to the Purchase Agreement (the Class A Warrant Agreement, Additional Class A Warrant Agreement, Class B Warrant Agreement, Class C Warrant Agreement and Class D Warrant Agreement are collectively referred to herein as the “Warrant Agreements”).
     We have examined (i) the Registration Statement; (ii) the Registration Rights Agreement between the Parties, dated February 24, 2006, as amended (the “Registration Rights Agreement”); (iii) the Purchase Agreement; (iv) the Warrant Agreements; (v) the Company’s Restated Certificate of Incorporation and By-Laws, as amended to date; (vi) corporate proceedings of the Company relating to the Registration Statement and the transactions contemplated thereby; and (vii) such other documents and such matters of law as we have deemed necessary in order to render this opinion.
     In rendering the opinion set forth below, we have assumed that: (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vii) the Issued Shares have been, and the shares issued upon exercise of the Warrant Agreements will be, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and in accordance with the Purchase Agreement and the Warrant Agreements; (viii) the Purchase Agreement is enforceable in accordance with its terms; (ix) the Registration Rights Agreement is enforceable in accordance with its terms; (x) the Warrant Agreements are each enforceable in accordance with their terms; (xi) the certificates representing the Issued Shares have been duly executed and delivered; (xii) the certificates representing the shares issuable upon exercise of the Warrant Agreements, when such shares are issued from time to time, will be duly executed and delivered; and (xiii) the Company’s Restated Certificate of Incorporation and By-Laws as amended to date and resolutions of the Company’s Board of Directors specifically authorizing the issuance and sale of the Common Stock in accordance with the Purchase Agreement and the Warrant Agreements remain in effect and unmodified, except as may be required as set forth in this opinion.
     On the basis and subject to the foregoing, we advise you that, in our opinion:
(1)	The Company is a corporation validly existing under the laws of the State of Delaware.

(2)	The Issued Shares are duly authorized, validly issued, fully paid, and non-assessable.

OrthoLogic Corp.
October 2, 2006

(3)	The Class A Warrant Shares will be duly authorized, validly issued, fully paid, and non-assessable when (i) issued in accordance with the terms of the Class A Warrant Agreement, (ii) such shares have been duly executed and authenticated in accordance with the Class A Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the Purchase Agreement and the Class A Warrant Agreement, and (iii) the Company has received consideration constituting lawful consideration under Delaware law in accordance with the Class A Warrant Agreement.

(4)	The Additional Class A Warrant Shares will be duly authorized, validly issued, fully paid, and non-assessable when (i) issued in accordance with the terms of the Additional Class A Warrant Agreement, (ii) such shares have been duly executed and authenticated in accordance with the Additional Class A Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the Purchase Agreement and the Additional Class A Warrant Agreement, and (iii) the Company has received consideration constituting lawful consideration under Delaware law in accordance with the Additional Class A Warrant Agreement.

(5)	The Class B Warrant Shares will be duly authorized, validly issued, fully paid, and non-assessable when (i) issued in accordance with the terms of the Class B Warrant Agreement, (ii) such shares have been duly executed and authenticated in accordance with the Class B Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the Purchase Agreement and the Class B Warrant Agreement, and (iii) the Company has received consideration constituting lawful consideration under Delaware law in accordance with the Class B Warrant Agreement.

(6)	The Class C Warrant Shares will be duly authorized, validly issued, fully paid, and non-assessable when (i) issued in accordance with the terms of the Class C Warrant Agreement, (ii) such shares have been duly executed and authenticated in accordance with the Class C Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the Purchase Agreement and the Class C Warrant Agreement, and (iii) the Company has received consideration constituting lawful consideration under Delaware law in accordance with the Class C Warrant Agreement.

(7)	The Class D Warrant Shares will be duly authorized, validly issued, fully paid, and non-assessable when (i) issued in accordance with the terms of the Class D Warrant Agreement, (ii) such shares have been duly executed and authenticated in accordance with the Class D Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the Purchase Agreement and the Class D Warrant Agreement, and (iii) the Company has

OrthoLogic Corp.
October 2, 2006

received consideration constituting lawful consideration under Delaware law in accordance with the Class D Warrant Agreement.
     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part thereof. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Quarles & Brady Streich Lang
QUARLES & BRADY STREICH LANG llp